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                                                                    Exhibit 5(b)

                    WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                        Attorneys and Counselors at Law
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201
                                  __________

                           Telephone (214) 979-3000
                              Fax (214) 880-0011


                                 May 28, 1999



Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, d/b/a TXU Corp ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 2,250,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Eastern Group Sharesave Scheme and Eastern Group Loyalty Reward Plan (collectively, the "Plans"), we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered in accordance with the Plans.

     We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE
                                             & WOOLDRIDGE, L.L.P.


                                             By: /s/ T. A. Mack
                                                --------------------------------
                                                                   A Partner